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E. I. du Pont de Nemours and Company
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IMPORTANT FACTS FOR DUPONT SHAREHOLDERS FEBRUARY 2015

REGULATION G The attached includes company information that does not conform with generally accepted accounting principles (GAAP). Management believes the use of these non-GAAP measures is meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures used by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports are available on the Investor Center of www.dupont.com. Reconciliations of non-GAAP measures to GAAP are also included herein. FORWARD LOOKING STATEMENTS This document contains forward- ncluding statements about the company's strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also se materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. ADDITIONAL INFORMATION AND WHERE TO FIND IT DuPont intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the Information have changed since the amounts printed in the 2014 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC's website at www.sec.gov. Copies website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.

266% 133% 159% 159% 214% 153% (50%) 0% 50% 100% 150% 200% 250% 300% Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 DuPont Proxy Peers Trian Peers S&P 500 S&P Chemicals S&P Materials Our Transformation Strategy Initiated Under Current Management TSR (in %)(1) (12/31/2008 12/31/2014) (2) (3) (4) Total Shareholder Return (TSR) (5) 1 DuPont created superior value long before investment and continues to do so DuPont Trian Peers S&P 500 S&P Chemicals S&P Materials 1-Year (12/31/13 - 12/31/14) 17% (0.8%) 14% 11% 7% 3-Year (12/31/11 - 12/31/14) 78% 69% 75% 80% 54% 5-Year (12/31/09 - 12/31/14) 160% 103% 105% 117% 70% Pre-Trian Investment 135% 110% 90% 133% 100% Pre-Trian Public 158% 118% 105% 142% 102% Pre-Trian White Paper 224% 160% 150% 214% 159% Pre-Trian Investment 42% 38% 36% 38% 8% Pre-Trian Public 56% 43% 47% 43% 8% Pre-Trian White Paper 96% 71% 79% 86% 39% Total Shareholder Return Performance (TSR) 1,3,5 Year Management Tenure Trian's Time Period

TRIAN'S MYTHS VS. THE FACTS

EXAMPLES: TRIAN'S CLAIM OF INFLUENCE

Trian is attempting to mislead shareholders by using misrepresentations, inaccurate data, and flawed analyses to make its unsubstantiated case for Board representation. Below are just a few examples:

Trian's Myths	The Facts
MYTH: DuPont "only takes action in the face of outside pressure" – therefore Trian is responsible for all recent value creation efforts at DuPont	• DuPont's current Board and management team have a well-documented record of taking decisive action since 2009 and continue to execute on a transformative strategy that has delivered clear results, many of which were initiated or executed long before Trian's investment: – Streamlined and focused the portfolio, including acquisitions such as Danisco and Pannar Seed, and the separation of two of the largest legacy businesses representing $11 billion in annual sales – Reduced 23 separate businesses to 12 and reduced management headcount by 32% – Met or exceeded multiple cost cutting objectives – Returned approximately $14 billion in total capital to shareholders[6] – Added 6 new Directors to the Board since 2011 • Less than a year ago, Trian publicly praised DuPont's management as being the company's agent of change: – *"Ellen Kullman has basically been an activist within DuPont to get that business to best-in-class operating metrics, separate the Coatings business, separated the Performance Chemicals business, she's buying back $5B in shares."* - **Ed Garden, CIO and Founding Partner of Trian, May 9, 2014[7]**
MYTH: Recent market outperformance is a result of Trian's investment in March 2013	• *"There is no objective method to confirm what portion of such [share price] appreciation was attributable to Trian's involvement and what may have been attributable to other factors"* - Trian • Trian continues to claim credit for DuPont's strong share price performance even though DuPont has not adopted Trian's agenda to break-up the company • One day market reaction to DuPont and Trian platform[8]: ↑ 3% **2/5/15:** DuPont rejects Trian slate and appoints Messrs. Breen and Gallogly to DuPont's Board ↓ 1% **1/8/15:** Trian nominates Nelson Peltz and its slate of Directors
MYTH: Trian's time periods are the right ones to measure DuPont's performance	• Trian selectively uses 28 different discrete time periods to attack DuPont's performance, 13 of which incorporate periods before current management began on January 1, 2009 • Trian publicly stated in its PepsiCo campaign that periods before current management were irrelevant to measure performance – *"Management will inevitably defend performance by questioning our timeframes[...]However, we did not choose our timeframe arbitrarily. We did so because 2006 marks the beginning of current management's tenure"* - **Trian, PepsiCo White Paper, February 2014**

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TRIAN'S MYTHS VS. THE FACTS
EXAMPLES: TRIAN'S FLAWED ANALYSIS

Trian's Myths	The Facts
MYTH: DuPont has $2 – 4 billion in excess corporate costs	• Trian uses broad and incorrect extrapolations based on the sale of one division (Performance Coatings, comprising 11% of 2011 sales and not reflective of costs subsequently eliminated by DuPont) to arrive at unrealistic estimates • DuPont has already identified $1.3 billion of specific run-rate cost reductions with the "Fresh Start" program and is committed to continuing the evaluation of additional savings opportunities going forward
MYTH: EPS has declined over the last 3 years from 2011 "Actual" EPS of $4.32	• Trian's analysis relies on a 2011 EPS of $4.32 that is not reported in DuPont's public filings, and relates only to an arbitrary year self-servingly selected by Trian that includes data from businesses that are no longer or will no longer be part of the portfolio • The strength of DuPont's business is evident in the underlying growth of its on-going businesses – in that context, adjusted annual EPS growth[9] has been 19.3% from 2008 to 2014 and 16.0% from 2011 to 2014 • The evidence of DuPont's performance and actions is reflected in DuPont's continued TSR outperformance under the current management
MYTH: Capital returned to shareholders is below that of peers	• DuPont has returned a total of approximately $14 billion under the current management representing 5.1% of its average market cap and significantly outperforming the S&P 500, S&P Chemicals and S&P Materials indices[10] • 2.6% dividend yield under management is greater than the average for the S&P 500, S&P Chemicals and S&P Materials indices[11] • DuPont has delivered 442 consecutive quarterly dividends to date since 1904
MYTH: Agriculture R&D spend has yielded negative results	• Agriculture segment sales grew at a 10% compounded annual growth rate under management tenure to lead all major competitors, and has resulted in a market share increase of 6 points in N. American corn seed and 9 points in soybeans[12] • Pioneer produced leading innovations such as Optimum® AcreMax® corn, Optimum® AQUAmax® corn, Optimum® Leptra® corn, Y Series soybeans, T series soybeans, Plenish® high oleic soybeans, and Seed Production Technology • Since 2009, DuPont has been recognized with the Agrow Agriculture Award's "Best R&D Pipeline" for two consecutive years; the Patent Board's "No. 1 Innovator" for 6 consecutive years; and Thompson Reuters' "Top 100 Global Innovator" for 3 consecutive years

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MYTH: Trian has a plan to drive value creation at DuPont To date, central value creation plan has been its flawed proposal to break-up the company further - yet it is now publicly back-tracking from its position flawed break-up analysis, including its intention to cut up to $4 billion of excess corporate costs when DuPont does not even have that level of corporate costs, only further highlights lack of understanding of DuPont and the absence of any credible plan offers no tangible plan beyond joining a Board and management team that already have a track record of delivering value including 266% in TSR during the course of their tenure(1) and was just recently enhanced by the appointment of 2 highly qualified Directors MYTH: Trian presence on Boards has always added value Following the Board involvement of a Trian partner or designee, total shareholder return at 5 out of 11 companies underperformed the broader market as of year-end 2014(13) Trian has recent experience at only one company in the chemicals sector, Chemtura 15 months after Ed Garden joined the Board, Chemtura filed for Chapter 11 bankruptcy MYTH: Trian has engaged in constructive dialogue and consistently and purposefully avoided proxy contests multiple ultimatums Director including: Execute a break-up proposal that was not in the best interest of shareholders and that Trian itself has since publicly back-tracked from; or Appoint to the Board Ed Garden who helped oversee the bankruptcy of only recent involvement in the chemicals sector; or Face a proxy contest Trian refused any negotiated settlement that did not include Nelson Peltz on the Board MYTH: Trian wants only what is in the best interest of DuPont and all of its shareholders Trian has been singularly focused on attaining Board seats for Nelson Peltz or Ed Garden DuPont offered to consider an independent Director from nomination slate in addition to the appointment of Gallogly, who are themselves renowned industry leaders, with strategy and the ongoing transformation of DuPont Mr. Peltz refused to even hear the proposal if the outcome did not involve himself personally being appointed to the Board The Facts Myths MYTHS VS. THE FACTS 4

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

RECONCILIATION OF ADJUSTED OPERATING EPS	Year 2014	Year 2011	Year 2008
GAAP EPS from continuing operations	3.90	3.38	2.28
Add: Significant Items	0.01	0.25	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	0.39	(0.28)
Less: Performance Chemicals [(a),(b)]	0.82	1.79	0.59
Less: Pharma [(c)]	0.02	0.20	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	2.03	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2%, 22.0% and 20.4% for 2014, 2011 and 2008, respectively.

(c) Pharma operating earnings assumes a 35% tax rate.

Trian quotes, unless otherwise indicated are sourced from Trian shareholder letter, "white paper", dated February 11, 2015.

(1) Source: Datastream – 12/31/08 – 12/31/14; Total shareholder return is calculated as equal to the appreciation or depreciation of a particular share, plus any dividends, over a given period, expressed as a percentage of the share's value at the beginning of the period. Closing prices are adjusted for spin-offs, stock splits, rights and special dividends. Excludes Companies not public during the relevant time period.

(2) Proxy Peers: 3M, Air Products, Baxter Intl, Boeing, Caterpillar, Dow Chemical, Emerson, Honeywell, Ingersoll-Rand, Johnson Controls, Johnson and Johnson, Kimberly Clark, Merck, Monsanto, Procter and Gamble, Syngenta AG, and United Technologies. TSR reported on a market cap weighted basis.

(3) Trian Peers: Huntsman Corp, Eastman Chemical, Dover, 3M, BASF, Honeywell, Ingersoll-Rand, United Technologies, Danaher, Dow Chemical, Eaton Corp, FMC, Emerson, Celanese, General Electric. TSR reported on a market cap weighted basis.

(4) S&P Chemicals in 2014 consists of Airgas, Air Products, CF Industries, Dow, DuPont, Eastman Chemical, Ecolab, FMC, IFF, LyondellBasell, Monsanto, Mosaic, PPG, Praxair, Sherwin-Williams, and Sigma-Aldrich.

(5) S&P Materials in 2014 consists of Air Products, Airgas, Alcoa, Allegheny Technologies, Avery Dennison, Ball, Bemis, CF Industries, Dow Chemical, DuPont, Eastman Chemical, Ecolab, FMC, Freeport-McMoRan, IFF, International Paper, LyondellBasell, Martin Marietta Materials, MeadWestvaco, Monsanto, Mosaic, Newmont Mining, Nucor, Owens Illinois, PPG, Praxair, Sealed Air, Sherwin-Williams, Sigma-Aldrich, and Vulcan Materials.

(6) Represents cumulative share repurchases and dividends paid (2009 – 2014).

(7) Speech to the Council of Institutional Investors, May 9, 2014. Permission to use quote neither sought nor obtained.

(8) Datastream. Measured from 2/4/15 to 2/5/15; 1/8/15 to 1/9/15.

(9) Adjusted operating EPS defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. EPS Compounded Annual Growth Rate (CAGR).

(10) Total Capital Returned to Shareholders calculated as dividends and share repurchases as a % of average market capitalization; Index metrics calculated as the average of the median value for all companies in the index in each of the 5 ¾ years (2009 – 9/30/2014, due to unavailability of 4Q results for comparison to market indices).

(11) Calculated as latest available data for annualized dividend per share / latest day close price as of 9/30/2014.

(12) Public company files. Agriculture peers include BASF, Bayer Cropscience, Monsanto, Syngenta and Dow.

(13) Calculated from undisturbed date prior to Trian Partner or designee appointed to the Board through resignation or 12/31/2014. Companies include: Mondelez, Family Dollar, Wendy's, Legg Mason, and Chemtura.

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